Exhibit 99.2

CTD Holdings Closes $7.4 Million Private Placement

ALACHUA, FL–(Accesswire)–May 31, 2019 – CTD Holdings, Inc. (OTCQB: CTDH)(“CTD” or the “Company”), a clinical stage biotechnology company that develops cyclodextrin-based products for the treatment of disease with unmet medical need, today announced that it closed its previously announced private placement of securities with a group of institutional and accredited investors that included directors and officers of the Company. Investors in the private placement purchased a total of 29,770,000 units, consisting of one share of common stock and one warrant, at a price per unit of $0.25, resulting in gross proceeds of approximately $7.4 million, before deducting placement agent fees and estimated offering expenses. The shares and warrants comprising each unit were issued separately, and the warrants are exercisable immediately upon issuance at an exercise price of $0.30 per share and expire on the 66 month anniversary of the issuance date.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole placement agent for the offering.

"We are pleased to have raised additional capital for the development of our lead drug candidate, Trappsol® Cyclo™, for the Niemann-Pick type C (“NPC”) indication," said N. Scott Fine, CTD's Chairman of the Board and CEO. "We are excited as well that Company insiders have once again participated in this round, showing the commitment of our directors, officers and long-term investors in seeking market registration of Trappsol® Cyclo™ for the treatment of NPC. The proceeds of the private placement will allow us to continue our clinical programs."

Trappsol® Cyclo™, CTD’s proprietary formulation of hydroxypropyl beta cyclodextrin, is currently being evaluated at clinical sites in the U.S., Israel, the UK, and Sweden for treatment of NPC, a rare genetic disease that causes neurologic, liver, lung and other organ dysfunction and that is ultimately fatal.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About CTD Holdings:
CTD Holdings, Inc. is a clinical-stage biotechnology company that develops cyclodextrin-based products for the treatment of disease. The company’s Trappsol® Cyclo™, an orphan drug designated product in the United States and Europe, is used to treat Niemann-Pick Disease Type C, a rare and fatal genetic disease, on a compassionate use basis as well as in three ongoing formal clinical trials (Clinical Trials.gov NCT02939547, NCT02912793 and NCT03893071). Additional indications for the active ingredient in Trappsol® Cyclo™ are in development. For additional information, visit the company’s website: www.ctd-holdings.com

Safe Harbor Statement:
This press release contains “forward-looking statements” about the company’s current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as “anticipates,” “believes” and “expects” or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the company’s future performance include the company’s ability to obtain additional capital to expand operations as planned, success in achieving regulatory approval for clinical protocols, enrollment of adequate numbers of patients in clinical trials, unforeseen difficulties in showing efficacy of the company’s biopharmaceutical products, success in attracting additional customers and profitable contracts, and regulatory risks associated with producing pharmaceutical grade and food products. These and other risk factors are described from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Forms 10-K and 10-Q. Unless required by law, the company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Investor/Media Contact:
Sitrick and Company

Wendy Tanaka
(415) 369-8447
wtanaka@sitrick.com